Exhibit 5.1

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

April 3, 2019

Tradeweb Markets Inc.

1177 Avenue of the Americas

New York, New York 10036

Re:	Registration Statement filed under Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to Tradeweb Markets Inc., a Delaware corporation (the “Company”) in connection with the Company’s (i) Registration Statement on Form S-1 (Registration No. 333-230115) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Initial Registration Statement”), and (ii) an additional Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”). The 462(b) Registration Statement relates to the registration of an additional 4,315,786 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A common stock”) being offered by the Company (the “Additional Shares”). The Additional Shares include shares which may be purchased by the underwriters upon the exercise of the option to purchase additional Class A common stock granted to the underwriters by the Company. The Additional Shares are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and Tradeweb Markets LLC and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Amended and Restated Certificate of Incorporation of the Company, in the form most recently filed as an exhibit to the Registration Statement, has been duly filed with the Secretary of State of the State of Delaware, the Additional Shares will have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the applicable provisions of the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the 462(b) Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus included in the Initial Registration Statement, which is incorporated by reference into the 462(b) Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP